[NAT LOGO]


      NATURALLY ADVANCED TECHNOLOGIES COMPLETES SUCCESSFUL SPINNING TRIALS
          OF CRAILAR ORGANIC FIBERS SPONSORED BY HANESBRANDS INC. AT NC
                                STATE UNIVERSITY
          - TRIALS DELIVER INDUSTRIAL HEMP BLEND YARN AND FABRIC USING
              CONVENTIONAL COTTON EQUIPMENT WITH NO MODIFICATIONS -
- NAT'S 100% ORGANIC SYSTEM ENABLES INDUSTRIAL HEMP TO ENTER MAINSTREAM APPAREL
              PRODUCTION USING TRADITIONAL COTTON KNITTING SYSTEM -

PORTLAND, OREGON, NOVEMBER 17, 2008- Naturally Advanced Technologies Inc. (NAT,
OTCBB: NADVF, TSXV: NAT) spun hemp yarn and knitted fabric on conventional cotton equipment with no modifications at North Carolina State University using CRAILAR(R) Organic Fibers technology. The trials were sponsored by Hanesbrands Inc.

Tim Pleasants, Spun Yarn Lab Manager, NC State University, said, "We successfully carded and spun a blended CRAILAR yarn on our cotton ring spinning system. The resulting 20/1 Ne* ring spun yarn was knitted into a 5-ounces per square yard jersey fabric. This is the first time in my 23-year yarn spinning career that I have seen hemp processed on conventional cotton spinning equipment."

*Ne (English cotton yarn number) = Number of 840-yard strands per 1 English pound of mass.

"CRAILAR's success on the cotton system elevates hemp fiber from a niche market to the mainstream cotton market through the traditional supply chain, which enables mass production," stated Ken Barker, CEO of NAT. "CRAILAR employs a simple, efficient 100% organic, enzyme bath and scales easily to leverage the global industrial hemp industry. In addition, CRAILAR Organic Fiber will be cost-comparable to organic cotton. Therefore, CRAILAR enables the transformation of hemp into a better sustainable alternative to organic cotton. "

ABOUT NORTH CAROLINA STATE UNIVERSITY COLLEGE OF TEXTILES
The College of Textiles (COT) at North Carolina State University is housed in a new 45 million dollar, 300,000 square foot research and teaching facility on the 1,000 acre Centennial Campus. The building contains a state-of-the-art Model Manufacturing Facility (MMF), consisting of individual laboratories that are capable of all manufacturing operations from spinning fibers to producing the end product. The MMF is the heart of the Applied Research Program for the College of Textiles as well as being an integral part of the education and basic research programs. The Applied Research Program bridges the gap between the traditional education, research and extension activities of the university and the Fiber-Textile-Apparel industrial complex.

ABOUT NATURALLY ADVANCED TECHNOLOGIES, INC.
Naturally Advanced Technologies Inc. is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. The Company, through its wholly owned subsidiary, Crailar Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with

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Canada's National Research Council and the Alberta Research Council. CRAILAR(R)
technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company is also a provider of sustainable, environmentally friendly fibers and fabrics through its apparel division HTNATURALS. Founded in 1998 in response to the growing demand for environmentally friendly, socially responsible clothing, the Company adheres to a "triple bottom line" philosophy, respecting the human rights of employees, the environmental impact of the Company's operations and fiscal responsibility to its shareholders. See WWW.NATURALLYADVANCED.COM

Neither the TSX Venture Exchange
nor any regulatory authority accepts responsibility for the adequacy or accuracy of this news release.

FORWARD LOOKING STATEMENT DISCLAIMER
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at WWW.SEC.GOV. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

INVESTOR CONTACT:
Kirsten Chapman / Cathy Mattison
Lippert / Heilshorn & Associates
415.433.3777
IR@NATURALLYADVANCED.COM

MEDIA CONTACT:
Summer Facchini
Black Lab Communications
503.830.5983
SUMMER@BLACKLABCOMM.COM